SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 June 1, 1999


                            REYNOLDS METALS COMPANY
                            -----------------------
            (Exact name of registrant as specified in its charter)




   Delaware                001-01430                54-0355135
   --------                ---------                ----------
(State of Incorporation)  (Commission             (IRS Employer
                          File Number)        Identification Number)




                            6601 West Broad Street
                                P.O. Box 27003
                         Richmond, Virginia 23261-7003
                         -----------------------------
                   (Address of Principal Executive Offices,
                              including zip code)


                                (804) 281-2000
                                --------------
             (Registrant's Telephone Number, including area code)

Item 5.  Other Events.
         ------------

     The Registrant announced today that at a meeting today with the Non-Ferrous Metals Analysts of New York, Jeremiah J. Sheehan, the Registrant's Chairman of the Board and Chief Executive Officer, provided a status report on the strategic planning and analysis process the Registrant has undertaken involving management, the board of directors and investment bankers.

     "As a result of that process, we believe the best option for achieving shareholder value is to (1) focus on organic growth and operational improvements and (2) look at the significant growth that can be achieved through merger and acquisition activity," said Mr. Sheehan.

     "We believe our industry is moving toward global consolidation, and we plan to participate in the process. Our objective would be to pursue either acquisitions or a `merger of equals.' Ideally, we would like to be able to leverage our strengths in both aluminum and packaging on a global basis.

     "I cannot and will not comment on specific opportunities we envision or specific prospects for discussions. The types of transactions I'm talking about are complex and difficult to pull off and are not negotiated in public.

     "Timing is also a difficult issue to address. Having just completed a number of significant asset sales, we are well experienced with the many things that can affect the timing of the best laid plans. I do hope between now and the end of the year to provide you with more specifics on where we are going," said Mr. Sheehan.

     On a separate topic, Mr. Sheehan said, "We have previously announced our intention to apply approximately $100 million of the proceeds from the sale of our Alloys plant toward our share repurchase program. We now expect to proceed with those share repurchases during the next few months, subject to any legal or financial considerations that may arise."

                                   # # # # #

Statements in this report concerning future expectations constitute forward-looking statements. Such statements involve a number of risks and uncertainties. Among other factors that could cause actual results to differ materially from those projected are: (1) merger and acquisition transactions are subject to, among other things, negotiation of agreements; competing bids; tax, regulatory and shareholder approvals; and third party consents, any of which may prevent successful consummation; (2) market fluctuations may impede pursuit of a merger or acquisition transaction by, for example, making exchanges of stock unattractive or financing unavailable; and (3) other risk factors summarized in the Registrant's SEC reports, including but not limited to those summarized in Management's Discussion and Analysis in its Form 10-Q Report for the quarter ended March 31, 1999.


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
                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REYNOLDS METALS COMPANY



                              By:  /s/ D. Michael Jones
                                   ------------------------------
                                     D. Michael Jones
                                     Senior Vice President and General Counsel

Dated:  June 1, 1999


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